UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on January 11, 2017, Stratus Properties Inc. (the “Company”) entered into a Board Representation and Standstill Agreement (the “Agreement”) with Oasis Management Company Ltd., Oasis Investments II Master Fund Ltd., and Oasis Capital Partners (Texas) Inc. (collectively, “Oasis”), pursuant to which Oasis agreed to certain standstill provisions and the Company agreed to appoint Ella G. Benson, an employee of entities associated with Oasis, to the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board.

On September 18, 2020, contemporaneously with Ms. Benson’s resignation from the Board discussed below, Oasis delivered a termination letter (the “Termination Letter”) to the Company, providing advance written notice that the Agreement would be terminated effective as of the close of business on September 25, 2020, pursuant to Section 11(a) of the Agreement, which provides that Oasis may terminate the Agreement at any time upon delivery to the Company of five business days’ advance written notice of such termination.

Based on an amended Schedule 13D and a Form 4 filed with the Securities and Exchange Commission on January 13, 2017 and December 13, 2019, respectively, Oasis has disclosed that it beneficially owns 1,123,065 shares of the Company’s common stock, which represents 13.7% of the Company’s issued and outstanding shares of common stock.

The Agreement is more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2017, which description is incorporated herein by reference. The foregoing description of the Agreement and the Termination Letter does not purport to be complete and is qualified in its entirety by reference to such agreements, filed as exhibits hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective September 18, 2020, Ella G. Benson, Oasis’ designee as a director on the Company’s Board pursuant to the Agreement described above, resigned from her positions as director of the Company and as a member of the Compensation Committee of the Board, on which she served at the time of her resignation. In written correspondence to the Company, a copy of which is attached as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference, Ms. Benson stated that her resignation was a result of disagreements regarding the strategic direction of the Company and its Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1
Board Representation and Standstill Agreement dated as of January 11, 2017 by and among Stratus Properties Inc., Oasis Management Company Ltd., Oasis Investments II Master Fund Ltd. and Oasis Capital Partners (Texas) Inc. (incorporated herein by reference to Exhibit 10.1 to Stratus’ Current Report on Form 8-K filed on January 11, 2017).

10.2	Termination Letter dated September 18, 2020.
17.1	Letter of Resignation from Ella G. Benson dated September 18, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: September 21, 2020